Exhibit 99.1

Chord Energy Reports Fourth Quarter and Full-Year 2023 Financial and Operating Results, Declares Base and

Variable Dividends and Issues 2024 Outlook

Houston, Texas — February 21, 2024 — Chord Energy Corporation (NASDAQ: CHRD) (“Chord”, “Chord Energy” or the “Company”) today reported financial and operating results for the fourth quarter and full-year 2023 and announced its 2024 outlook.

Operational and Financial Highlights:

•	Oil volumes of 106.2 MBopd and total volumes of 183.8 MBoepd in 4Q23 both exceeded the high-end of guidance. FY23 oil volumes were 99.8 MBopd with total volumes of 173.4 MBoepd;

•

E&P and other CapEx of $208.8MM in 4Q23 (including $3.5MM of reimbursed capital for divested non-operated assets) and $922.3MM in FY23 (including $14.5MM of reimbursed capital for divested non-operated assets) exceeded the high-end of guidance;

•	2023 volumes and capital reflect activity acceleration and higher working interest in operated wells, along with mild 4Q23 weather, lower downtime and strong well performance;

•	12 gross (9 net) operated turn-in-line (“TIL”) wells in 4Q23 (~80% three-mile). Reached total depth on all three-mile cleanouts in 4Q23;

•	Net cash provided by operating activities was $543.3MM and net income was $301.6MM in 4Q23; and

•	Adjusted EBITDA(1) was $480.9MM and Adjusted Free Cash Flow(1) was $247.4MM.

Shareholder Return Highlights:

•	4Q23 return of capital was set at $188MM, or 75% of Adjusted Free Cash Flow (excluding the $3.5MM of reimbursed capital);

•	Share repurchases totaled $82.8MM (weighted average price of $162.20 per share), including $53.0MM attributable to 4Q23 return of capital;

•	Declared a base-plus-variable cash dividend of $3.25 per share of common stock. See “Return of Capital” below for additional information; and

•	Return of capital paid in FY23 was approximately $646MM.

2024 Outlook Highlights:

•	E&P and other CapEx between $905MM – $945MM (~80% drilling and completions);

•	TIL 103 – 113 gross operated wells;

•	Holding oil volumes flat between 97 – 101 MBopd; and

•	Adjusted Free Cash Flow(1) of approximately $875MM at $79/Bbl WTI and $2.50/MMBtu Henry Hub using midpoint guidance.

(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).

“Chord closed 2023 on sound footing by executing on its program and delivering strong volume growth in the second half of the year,” said Danny Brown, Chord Energy’s President and Chief Executive Officer. “2023 was a pivotal year for the Company as three-mile wells were approximately 50% of the mix, and execution and well performance continue to meet or exceed expectations. Chord’s deep inventory generates compelling economics and allows for low reinvestment rates, robust free cash flow and attractive return of capital. In 2023, Chord returned $646MM to shareholders through a mix of base and variable dividends supplemented by opportunistic share repurchases.”

Danny Brown continued, “As we look to this year, given the progress made and success achieved on extended laterals in 2023, three-mile wells will approximate two-thirds of the 2024 program. The Chord team will remain focused on driving continuous improvement and better efficiency throughout the organization. Our low-cost inventory, capital efficient development program and strong balance sheet continue to support sustainable free cash flow generation and high shareholder returns. At Chord, we remain excited about the oil and gas industry, the benefits we bring to the world, and are focused on sustainable value creation through responsible operations.”

4Q23 Operational and Financial Update:

The following table presents select 4Q23 operational and financial data compared to guidance released in November 2023:

Metric	4Q23 Actual	4Q23 Guidance
Oil volumes (MBopd)	106.2	102.0 – 105.0
NGL volumes (MBblpd)	38.1	35.5 – 36.5
Natural gas volumes (MMcfpd)	236.5	224.0 – 230.0
Total volumes (MBoepd)	183.8	174.8 – 179.8
Oil premium (discount) to WTI ($/Bbl)	$(0.52)	$(0.85) – $1.15
NGL realization (% of WTI)	17%	13% – 23%
Residue gas realization (% of Henry Hub)	37%	50% – 60%
LOE ($/Boe)	$10.05	$10.00 – $10.80
Cash GPT ($/Boe)(1)	$3.04	$2.75 – $3.35
Cash G&A ($MM)(1)	$13.1	$14.9 – $17.9
Production Taxes (% of oil, NGL and gas sales)	8.3%	8.4% – 8.8%
E&P & Other CapEx ($MM)(2)	$208.8	$147 – $177
Cash Interest ($MM)(1)	$7.5	$7.0 – $8.0
Cash Tax (% of Adjusted EBITDA)(3)	3.6%	0% – 10%

(1)	Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)	Includes $3.5MM of reimbursed capital.
(3)	Chord paid $17.2MM in cash taxes in 4Q23. Guidance based on $70/Bbl – $90/Bbl WTI.

During the three months ended December 31, 2023, net cash provided by operating activities was $543.3MM and net income was $301.6MM ($6.93/diluted share). Adjusted EBITDA was $480.9MM, Adjusted Free Cash Flow was $247.4MM and Adjusted Net Income was $228.0MM ($5.25/diluted share). Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.

Estimated Net Proved Reserves:

During 2023, the Company added 78.6 million barrels of oil equivalent (“MMBoe”) of net proved reserves as a result of successful drilling in the Williston Basin and 18.8 MMBoe from the purchase of reserves in place associated with the XTO bolt-on acquisition in June 2023. Chord’s estimated net proved reserves at December 31, 2023 were 636.2 MMBoe and consisted of 368.4 million barrels (“MMBbl”) of crude oil, 138.2 MMBbl of NGLs and 777.9 billion cubic feet (“Bcf”) of natural gas. The Company’s estimated net proved reserves and PV-10 do not include probable or possible reserves and were determined using the preceding 12-month unweighted arithmetic average of the first-day-of-the-month index prices for crude oil and natural gas, which were held constant throughout the life of the properties. For the year ended December 31, 2023, the unweighted arithmetic average first-day-of-the-month prices for the prior 12 months were $78.22 per Bbl for crude oil and $2.64 per MMBtu for natural gas. These prices were adjusted for quality, energy content, transportation fees and market differentials. The information in the following table does not give any effect to or reflect our commodity derivatives. Future operating costs, production taxes, plugging and abandonment costs and capital costs were based on current costs as of year end. The Company’s estimated net proved reserves and related PV-10 at December 31, 2023 were based on reports independently prepared by Netherland, Sewell & Associates, Inc., the Company’s independent reserve engineers.

The table below summarizes the Company’s estimated net proved reserves and related PV-10 at December 31, 2023:

	Crude Oil (MMBbl)	NGLs (MMBbl)	Natural Gas (Bcf)	Net Estimated Reserves (MMBoe)	PV-10(1) (in millions)
Developed	241.4	105.7	640.2	453.8	$6,572.4
Undeveloped	127.0	32.5	137.8	182.4	1,956.1

Total Proved	368.4	138.2	777.9	636.2	$8,528.5

(1)

PV-10 is a non-GAAP financial measure and generally differs from Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effect of income taxes on discounted future net cash flows. We believe PV-10 is a useful measure for investors when evaluating the relative monetary significance of our oil and gas properties and as a basis for comparison of the relative size and value of our proved reserves to our peers without regard to income taxes, which can vary between individual companies for various and unique factors. The PV-10 does not purport to present the fair value of our proved oil, NGL and natural gas reserves.

2024 Outlook:

Chord constructed its 2024 program to focus on capital efficiency and maximizing cash flow generation with a low reinvestment rate. The 2024 reinvestment rate is expected to be approximately 50%. Chord expects to generate approximately $1.9B of Adjusted EBITDA and $875MM of Adjusted Free Cash Flow ($79/Bbl WTI and $2.50/MMBtu Henry Hub) in 2024.

Highlights of the 2024 plan include:

•	E&P and other CapEx is expected to total approximately $905MM – $945MM. Approximately 80% of E&P and other CapEx is expected to be invested in drilling and completions;

•

Chord plans to TIL 103 – 113 gross operated wells (approximately two-thirds 3-mile laterals) in 2024 with an average working interest of approximately 75%. Chord plans to TIL 26 – 30 gross operated wells in 1Q24; and

•

1Q24 volumes were impacted by downtime and deferred activity in January resulting from winter storms in North Dakota. Inclusive of downtime impacts from the January winter storms, 1Q24 oil volumes are expected to be 95 MBopd – 98 MBopd. FY24 oil volumes are expected to be 97—101 MBopd, with volumes highest in the second-half of 2024. Midpoint FY24 oil volumes of 99 MBopd are unchanged from the soft guidance announced during our 3Q23 earnings call, despite January winter storms.

The following table presents select operational and financial guidance for 1Q24 and FY24:

Metric	1Q24 Guidance	FY24 Guidance
Oil volumes (MBopd)	95.0 – 98.0	97.0 – 101.0
NGL volumes (MBblpd)	33.0 – 34.0	34.0 – 35.0
Natural gas volumes (MMcfpd)	217.0 – 223.0	217.5 – 223.5
Total volumes (MBoepd)	164.2 – 169.2	167.3 – 173.3
Oil premium (discount) to WTI ($/Bbl)	$(2.30) – $(1.30)	$(1.75) – $0.00
NGL realization (% of WTI)	15% – 25%	15% – 25%
Residue gas realization (% of Henry Hub)	55% – 65%	45% – 55%
LOE ($/Boe)	$10.70 – $11.50	$10.60 – $11.40
Cash GPT ($/Boe)(1)	$2.80 – $3.40	$2.30 – $2.90
Cash G&A ($MM)(1)	$16.5 – $19.5	$63.0 – $73.0
Production Taxes (% of oil, NGL and gas sales)	8.4% – 8.8%	8.4% – 8.8%
E&P & Other CapEx ($MM)	$230 – $260	$905 – $945
Cash Interest ($MM)(1)	$7.0 – $8.0	$28.0 – $32.0
Cash Tax (% of Adjusted EBITDA)(2)	0% – 5%	3% – 9%

(1)	Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)	Based on $70/Bbl – $90/Bbl WTI.

Select Operational and Financial Data:

The following table presents select operational and financial data for the periods presented:

	4Q23	3Q23	FY23
Production data:
Crude oil (MBopd)	106.2	101.4	99.8
NGLs (MBblpd)	38.1	36.0	35.7
Natural gas (MMcfpd)	236.5	231.7	227.3
Total production (MBoepd)	183.8	176.0	173.4
Percent crude oil	57.8%	57.6%	57.6%
Average sales prices:
Crude oil, without realized derivatives ($/Bbl)	$77.88	$83.22	$77.85
Differential to NYMEX WTI ($/Bbl)	(0.52)	0.69	0.07
Crude oil, with realized derivatives ($/Bbl)	72.72	76.45	70.92
Crude oil realized derivatives ($MM)	(50.5)	(63.1)	(252.7)
NGL, without realized derivatives ($/Bbl)	13.09	12.38	13.62
NGL, with realized derivatives ($/Bbl)	13.09	12.38	13.84
NGL realized derivatives ($MM)	—	—	2.9
Natural gas, without realized derivatives ($/Mcf)	1.06	1.11	1.43
Natural gas, with realized derivatives ($/Mcf)	1.06	1.11	1.35
Natural gas realized derivatives ($MM)	—	—	(6.8)
Selected financial data ($MM):
Revenues:
Crude oil revenues	$761.2	$776.0	$2,836.0
NGL revenues	45.9	41.0	177.7
Natural gas revenues	23.0	23.6	118.7

Total oil, NGL and natural gas revenues	$830.1	$840.6	$3,132.4

Cash flows:
Net cash provided by operating activities:	$543.3	$399.5	$1,819.9
Non-GAAP financial measures(1):
Adjusted EBITDA	$480.9	$469.1	$1,728.0
Adjusted Free Cash Flow(2)	247.4	207.4	758.7
Adjusted net income	228.0	220.2	801.1
Select operating expenses:
Lease operating expenses (“LOE”)	$169.9	$177.1	$658.9
Gathering, processing and transportation expenses (“GPT”)	47.5	52.3	180.2
Production taxes	68.5	72.5	260.0
Depreciation, depletion and amortization	167.4	160.3	598.6

Total select operating expenses	$453.3	$462.2	$1,697.7

Earnings per share:
Basic earnings per share	$7.27	$5.01	$24.59
Diluted earnings per share	6.93	4.77	23.51
Adjusted diluted earnings per share (Non-GAAP)(1)	5.25	5.04	18.46

(1)	Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)	4Q23 and FY23 Adjusted Free Cash Flow were reduced for by $3.5MM and $14.5MM, respectively, for reimbursed capital.

Capital Expenditures:

The following table presents the Company’s total capital expenditures (“CapEx”) by category for the period presented:

	1Q23	2Q23	3Q23	4Q23(1)	FY23(1)
CapEx ($MM):
E&P	$201.8	$256.6	$254.0	$208.4	$920.8
Other	0.5	0.4	0.1	0.5	1.5

Total E&P and other CapEx(1)	202.3	257.0	254.1	208.9	922.3
Capitalized interest	1.4	1.3	0.9	0.5	4.1
Acquisitions	—	361.6	—	—	361.6

Total CapEx	$203.7	$619.9	$255.0	$209.4	$1,288.0

(1)	4Q23 and FY23 includes $3.5MM and $14.5MM of reimbursed capital, respectively.

Return of Capital:

Chord declared a base-plus-variable cash dividend of $3.25 per share of common stock, including a base dividend of $1.25 per share of common stock and a variable dividend of $2.00 per share of common stock. The dividends will be payable on March 19, 2024 to shareholders of record as of March 5, 2024. Details regarding the calculation of the variable dividend can be found in the Company’s most recent investor presentation located on its website at https://ir.chordenergy.com/presentations.

In addition, during 4Q23 the Company repurchased 510,471 shares of common stock at a weighted average price of $162.20 per share totaling $82.8MM. These share repurchases included $53.0MM attributable to 4Q23 return of capital and $29.8MM attributable to cash proceeds from warrants exercised.

Hedging Update:

The following table presents the Company’s hedge portfolio as of February 20, 2024:

	1Q24	2Q24	3Q24	4Q24	FY24	FY25	FY26
NYMEX WTI
Swaps
Volume (Bopd)	1,000	1,000	1,000	1,000	1,000	—	—
Strike ($/Bbl)	$69.27	$69.27	$69.27	$69.27	$69.27	$—	$—
Two-way collars
Volume (Bopd)	16,000	19,000	13,000	12,000	14,986	3,236	—
Floor ($/Bbl)	$65.31	$66.05	$63.46	$62.92	$64.66	$60.00	$—
Ceiling ($/Bbl)	$85.93	$85.25	$81.78	$79.90	$83.60	$79.05	$—
Three-way collars
Volume (Bopd)	—	—	4,000	4,000	2,011	6,496	740
Sub-floor ($/Bbl)	$—	$—	$55.00	$55.00	$55.00	$52.69	$50.00
Floor ($/Bbl)	$—	$—	$71.25	$71.25	$71.25	$67.69	$65.00
Ceiling ($/Bbl)	$—	$—	$92.14	$92.14	$92.14	$82.14	$83.70
NYMEX Henry Hub
Swaps
Volume (MMBtupd)	—	—	—	—	—	1,785	—
Strike ($/MMBtu)	$—	$—	$—	$—	$—	$3.93	$—

Balance Sheet and Liquidity:

The following table presents key balance sheet data and liquidity metrics as of December 31, 2023 (in millions):

December 31, 2023
Revolving credit facility(1)	$1,000.0
Revolver borrowings	$—
Senior notes	400.0

Total debt	$400.0
Cash and cash equivalents	$318.0
Letters of credit	8.9
Liquidity	$1,309.1

(1)	$2.5B borrowing base and $1.0B of elected commitments.

ESG Highlights:

•	Strong gas capture in FY23;

•	Chord has endorsed the World Bank Zero Routine Flaring by 2030 initiative; and

•

Chord released its 2022 Sustainability Report in September 2023, which highlights Chord’s commitment to environmental stewardship, social responsibility and corporate governance. Chord remains committed to delivering affordable and reliable energy in a sustainable and responsible manner. The report can be accessed at www.chordenergy.com/sustainability/

Contact:

Chord Energy Corporation

Danny Brown, President and Chief Executive Officer

Michael Lou, Executive Vice President and Chief Financial Officer

Bob Bakanauskas, Managing Director, Investor Relations

(281) 404-9600

ir@chordenergy.com

Conference Call Information

Chord’s fourth quarter 2023 earnings conference call originally scheduled for February 22, 2024 has been cancelled and replaced with today’s conference call.

Investors, analysts and other interested parties are invited to listen to the webcast:

Date:	Wednesday, February 21, 2024
Time:	5:00 p.m. Central
Live Webcast:	https://app.webinar.net/wELeOnm8d1Y

To join the conference call by phone without operator assistance (including sell-side analysts wishing to ask a question), you may register and enter your phone number at https://emportal.ink/42KxiYW to receive an instant automated call back and be immediately placed into the call.

You may also use the following dial-in information to join the conference call by phone with operator assistance:

Dial-in:	888-664-6383
Intl. Dial-in:	1-617-892-4906
Conference ID:	51301393

A recording of the conference call will be available until Thursday, February 28, 2024 by dialing:

Replay dial-in:	1-888-390-0541
Intl. Dial-in:	617-849-9026
Replay access:	301393 #

The call will also be available for replay for approximately 30 days at https://www.chordenergy.com and https://www.enerplus.com/

Forward-Looking Statements

Certain statements in this press release, other than statements of historical facts, that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future, including any statements regarding the benefits and synergies of the Whiting merger, future opportunities for Chord, future financial performance and condition, guidance and statements regarding Chord’s expectations, beliefs, plans, financial condition, objectives, assumptions or future events or performance are forward-looking statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s plans and expectations with respect to the return of capital plan, production levels and reinvestment rates, anticipated financial and operating results and other guidance and the effects, benefits and synergies of the Whiting merger. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These statements are based on certain assumptions made by Chord based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chord, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the ultimate results of integrating the operations of Chord, the effects of the business combination on Chord, including Chord’s future financial condition, results of operations, strategy and plans, the ability of Chord to realize the anticipated benefits or synergies of the merger in the timeframe expected or at all, changes in crude oil, NGL and natural gas prices, war between Russia and Ukraine and the potential for escalation of hostilities between Israel and Hamas and surrounding countries in the Middle East and their effect on commodity prices, inflation rates and the impact of associated monetary policy responses, including increased interest rates, developments in the global economy, the impact of pandemics such as COVID-19, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, the availability of midstream service providers, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business and other important factors that could cause actual results to differ materially from those projected as described in Chord’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).

Any forward-looking statement speaks only as of the date on which such statement is made and Chord undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Additional information concerning other risk factors is also contained in Chord’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.

About Chord Energy

Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at www.chordenergy.com.

Comparability of Financial Statements

The results reported for the year ended December 31, 2023 reflect the consolidated results of Chord, while the results reported for the year ended December 31, 2022 reflect the consolidated results of legacy Oasis for the period from January 1 to June 30, 2022 and the consolidated results of Chord from July 1 to December 31, 2022, unless otherwise noted.

Chord Energy Corporation

Consolidated Balance Sheets (Unaudited)

(In thousands, except share data)

	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$317,998	$593,151
Accounts receivable, net	943,114	781,738
Inventory	72,565	54,411
Prepaid expenses	42,450	17,624
Derivative instruments	37,369	23,735
Other current assets	11,055	11,853

Total current assets	1,424,551	1,482,512

Property, plant and equipment
Oil and gas properties (successful efforts method)	6,320,243	5,120,121
Other property and equipment	49,051	72,973
Less: accumulated depreciation, depletion and amortization	(1,054,616)	(481,751)

Total property, plant and equipment, net	5,314,678	4,711,343

Derivative instruments	22,526	37,965
Investment in unconsolidated affiliate	100,172	130,575
Long-term inventory	22,936	22,009
Operating right-of-use assets	21,343	23,875
Deferred tax assets	—	200,226
Other assets	19,944	22,576

Total assets	$6,926,150	$6,631,081

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$34,453	$29,056
Revenues and production taxes payable	604,704	607,964
Accrued liabilities	493,381	362,454
Accrued interest payable	2,157	3,172
Derivative instruments	14,209	341,541
Advances from joint interest partners	2,381	3,736
Current operating lease liabilities	13,258	9,941
Other current liabilities	916	3,469

Total current liabilities	1,165,459	1,361,333

Long-term debt	395,902	394,209
Deferred tax liabilities	95,322	—
Asset retirement obligations	155,040	146,029
Derivative instruments	717	2,829
Operating lease liabilities	18,667	13,266
Other liabilities	18,419	33,617

Total liabilities	1,849,526	1,951,283

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 120,000,000 shares authorized, 45,032,537 shares issued and 41,249,658 shares outstanding at December 31, 2023; and 120,000,000 shares authorized, 43,726,181 shares issued and 41,477,093 shares outstanding at December 31, 2022	456	438
Treasury stock, at cost: 3,782,879 shares at December 31, 2023 and 2,249,088 shares at December 31, 2022	(493,289)	(251,950)
Additional paid-in capital	3,608,819	3,485,819
Retained earnings	1,960,638	1,445,491

Total stockholders’ equity	5,076,624	4,679,798

Total liabilities and stockholders’ equity	$6,926,150	$6,631,081

Chord Energy Corporation

Consolidated Statements of Operations (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues
Oil, NGL and gas revenues	$830,160	$888,081	$3,132,411	$2,976,296
Purchased oil and gas sales	134,525	127,522	764,230	670,174
Other services revenues	—	—	—	324

Total revenues	964,685	1,015,603	3,896,641	3,646,794

Operating expenses
Lease operating expenses	169,861	155,631	658,938	443,560
Gathering, processing and transportation expenses	47,513	41,885	180,219	141,644
Purchased oil and gas expenses	133,892	125,625	761,325	671,935
Production taxes	68,512	70,708	260,002	229,571
Depreciation, depletion and amortization	167,432	141,803	598,562	369,659
General and administrative expenses	25,545	58,084	126,319	209,299
Exploration and impairment	2,073	506	35,330	2,204

Total operating expenses	614,828	594,242	2,620,695	2,067,872

Gain (loss) on sale of assets, net	(6,502)	2,272	(2,764)	4,867

Operating income	343,355	423,633	1,273,182	1,583,789

Other income (expense)
Net gain (loss) on derivative instruments	51,935	(79,361)	63,182	(208,128)
Net gain (loss) from investment in unconsolidated affiliate	(91)	(4,612)	21,330	34,366
Interest expense, net of capitalized interest	(6,344)	(6,539)	(28,630)	(29,349)
Other income, net	827	915	9,964	2,901

Total other income (expense), net	46,327	(89,597)	65,846	(200,210)

Income from continuing operations before income taxes	389,682	334,036	1,339,028	1,383,579
Income tax (expense) benefit	(88,049)	43,532	(315,249)	46,884

Net income from continuing operations	301,633	377,568	1,023,779	1,430,463
Income from discontinued operations attributable to Chord, net of income tax	—	—	—	425,696

Net income attributable to Chord	$301,633	$377,568	$1,023,779	$1,856,159

Earnings attributable to Chord per share:
Basic from continuing operations	$7.27	$9.08	$24.59	$46.90
Basic from discontinued operations	—	—	—	13.96

Basic total	$7.27	$9.08	$24.59	$60.86

Diluted from continuing operations	$6.93	$8.64	$23.51	$44.35
Diluted from discontinued operations	—	—	—	13.20

Diluted total	$6.93	$8.64	$23.51	$57.55

Weighted average shares outstanding:
Basic	41,324	41,553	41,490	30,497
Diluted	43,378	43,667	43,398	32,251

Chord Energy Corporation

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income including non-controlling interests	$1,023,779	$1,858,470
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	598,562	369,659
(Gain) loss on sale of assets	2,764	(523,767)
Impairment	28,963	(344)
Deferred income taxes	295,548	28,341
Net gain from investment in unconsolidated affiliate	(21,330)	(34,366)
Net (gain) loss on derivative instruments	(63,182)	208,128
Equity-based compensation expenses	46,108	61,269
Deferred financing costs amortization and other	505	3,194
Working capital and other changes:
Change in accounts receivable, net	(147,870)	84,041
Change in inventory	(12,659)	8,756
Change in prepaid expenses	(1,199)	3,423
Change in accounts payable, interest payable and accrued liabilities	78,267	(131,687)
Change in other assets and liabilities, net	(8,405)	(11,091)

Net cash provided by operating activities	1,819,851	1,924,026

Cash flows from investing activities:
Capital expenditures	(905,673)	(531,327)
Acquisitions, net of cash acquired	(361,609)	(148,144)
Proceeds from divestitures, net of cash divested	54,445	169,198
Costs related to divestitures	—	(11,368)
Derivative settlements	(268,887)	(633,025)
Proceeds from sale of investment in unconsolidated affiliate	40,612	428,231
Distributions from investment in unconsolidated affiliate	10,806	43,873

Net cash used in investing activities	(1,430,306)	(682,562)

Cash flows from financing activities:
Proceeds from revolving credit facilities	260,000	1,035,000
Principal payments on revolving credit facilities	(260,000)	(1,020,000)
Cash paid to settle Whiting debt	—	(2,154)
Deferred financing costs	—	(5,997)
Purchases of treasury stock	(239,339)	(151,950)
Tax withholding on vesting of equity-based awards	(14,604)	(41,752)
Dividends paid	(500,304)	(654,728)
Payments on finance lease liabilities	(1,702)	(1,299)
Proceeds from warrants exercised	91,251	19,784

Net cash used in financing activities	(664,698)	(823,096)

Increase (decrease) in cash and cash equivalents	(275,153)	418,368
Cash and cash equivalents:
Beginning of period	593,151	174,783

End of period	$317,998	$593,151

Supplemental cash flow information:

	Year Ended December 31,
	2023	2022
Cash paid for interest, net of capitalized interest	$26,371	$24,266
Cash paid for income taxes	17,195	10,000
Supplemental non-cash transactions:
Change in accrued capital expenditures	$45,513	$(21,668)
Change in asset retirement obligations	1,238	852
Non-cash consideration exchanged in Merger	—	2,585,211
Investment in unconsolidated affiliate	—	568,312
Dividends payable	37,553	30,630

Non-GAAP Financial Measures

The following are non-GAAP financial measures not prepared in accordance with GAAP that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time, the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measures. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP financial measures to the most directly comparable GAAP measures, please visit the Investors—Documents & Disclosures—Non-GAAP Reconciliation page on the Company’s website at https://ir.chordenergy.com/non-gaap.

Cash GPT

The Company defines Cash GPT as total GPT expenses less non-cash valuation charges on pipeline imbalances and non-cash mark-to-market adjustments on transportation contracts accounted for as derivative instruments. Cash GPT is not a measure of GPT expenses as determined by GAAP. Management believes that the presentation of Cash GPT provides useful additional information to investors and analysts to assess the cash costs incurred to market and transport the Company’s commodities from the wellhead to delivery points for sale without regard to the change in value of its pipeline imbalances, which vary monthly based on commodity prices, and without regard to the non-cash mark-to-market adjustments on transportation contracts classified as derivative instruments.

The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In thousands)
GPT	$47,513	$41,885	$180,219	$141,644
Pipeline imbalances	135	(1,133)	(7,768)	(4,570)
Gain on derivative transportation contracts	3,723	393	20,570	7,331

Cash GPT	$51,371	$41,145	$193,021	$144,405

Cash G&A

The Company defines Cash G&A as total G&A expenses less G&A expenses directly attributable to the merger of equals with Whiting, non-cash equity-based compensation expenses, G&A expenses attributable to shared service allocations and other non-cash charges. Cash G&A is not a measure of G&A expenses as determined by GAAP. Management believes that the presentation of Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to the aforementioned charges, which can vary substantially from company to company.

The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In thousands)
General and administrative expenses	$25,545	$58,084	$126,319	$209,299
Merger costs(1)	—	(13,360)	(9,701)	(97,739)
Equity-based compensation expenses	(8,849)	(20,918)	(46,108)	(43,378)
G&A expenses attributable to shared services	—	—	—	(1,624)
Other non-cash adjustments	(3,640)	(1,446)	(7,804)	(3,330)

Cash G&A	$13,056	$22,360	$62,706	$63,228

(1)	Includes costs directly attributable to the merger of equals with Whiting for the year ended December 31, 2023 and the year ended December 31, 2022.

Cash Interest

The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its operating activities and the Company’s ability to maintain compliance with its debt covenants.

The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In thousands)
Interest expense	$6,344	$6,539	$28,630	$29,349
Capitalized interest	531	1,844	4,133	4,647
Amortization of deferred financing costs	610	(1,191)	(3,023)	(4,008)

Cash Interest	$7,485	$7,192	$29,740	$29,988

Adjusted EBITDA and Adjusted Free Cash Flow

The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization (“DD&A”), merger costs, exploration expenses and impairment expenses and other similar non-cash or non-recurring charges. The Company defines Adjusted EBITDA from continuing operations as Adjusted EBITDA less Adjusted EBITDA from discontinued operations. The Company defines Adjusted Free Cash Flow as Adjusted EBITDA from continuing operations less Cash Interest and E&P and other capital expenditures (excluding capitalized interest and acquisition capital).

Adjusted EBITDA and Adjusted Free Cash Flow are not measures of net income or cash flows from operating activities as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted Free Cash Flow provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, ability to generate cash from its business operations without regard to its financing methods or capital structure and the Company’s ability to maintain compliance with its debt covenants.

The following table presents reconciliations of the GAAP financial measures of net income including non-controlling interests and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In thousands)
Net income including non-controlling interests	$301,633	$377,568	$1,023,779	$1,858,470
Interest expense, net of capitalized interest	6,344	6,539	28,630	33,034
Income tax expense (benefit)	88,049	(43,532)	315,249	54,196
Depreciation, depletion and amortization	167,432	141,803	598,562	369,659
Merger costs(1)	—	13,360	9,701	97,739
Exploration and impairment expenses	2,073	506	35,330	2,204
(Gain) loss on sale of assets	6,502	(2,272)	2,764	(523,767)
Net (gain) loss on derivative instruments	(51,935)	79,361	(63,182)	208,128
Realized loss on derivative commodity price derivatives	(50,463)	(129,772)	(256,692)	(561,105)
Net (gain) loss from investment in unconsolidated affiliate	91	4,612	(21,330)	(34,366)
Distributions from investment in unconsolidated affiliate	2,307	3,266	10,806	43,873
Equity-based compensation expenses	8,849	20,918	46,108	43,426
Other non-cash adjustments	59	3,273	(1,753)	703

Adjusted EBITDA	480,941	475,630	1,727,972	1,592,194
Adjusted EBITDA from discontinued operations	—	—	—	(12,296)

Adjusted EBITDA from continuing operations	480,941	475,630	1,727,972	1,579,898
Cash Interest	(7,485)	(7,192)	(29,739)	(29,988)
E&P and other capital expenditures	(208,846)	(164,074)	(922,338)	(503,071)
Cash taxes paid	(17,195)	—	(17,195)	—

Adjusted Free Cash Flow	$247,415	$304,364	$758,700	$1,046,839

Net cash provided by operating activities	$543,334	$478,391	$1,819,851	$1,924,026
Changes in working capital	7,541	105,805	91,866	46,560
Interest expense, net of capitalized interest	6,344	6,539	28,630	33,034
Current income tax (benefit) expense	(30,820)	(5,205)	19,701	25,855
Merger costs(1)	—	13,360	9,701	79,894
Exploration expenses	2,073	1,923	6,367	2,548
Realized loss on commodity price derivatives	(50,463)	(129,772)	(256,692)	(561,105)
Distributions from investment in unconsolidated affiliate	2,307	3,266	10,806	43,873
Deferred financing costs amortization and other	566	(1,950)	(505)	(3,194)
Other non-cash adjustments	59	3,273	(1,753)	703

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In thousands)
Adjusted EBITDA	480,941	475,630	1,727,972	1,592,194
Adjusted EBITDA from discontinued operations	—	—	—	(12,296)

Adjusted EBITDA from continuing operations	480,941	475,630	1,727,972	1,579,898
Cash Interest	(7,485)	(7,192)	(29,739)	(29,988)
E&P and other capital expenditures(2)	(208,846)	(164,074)	(922,338)	(503,071)
Cash taxes paid	(17,195)	—	(17,195)	—

Adjusted Free Cash Flow	$247,415	$304,364	$758,700	$1,046,839

(1)	Includes costs directly attributable to the merger of equals with Whiting for the year ended December 31, 2023 and 2022.
(2)	The year ended December 31, 2023 includes $14.5MM of E&P and other CapEx related to divested non-operated assets that will be reimbursed.

Adjusted Net Income Attributable to Chord and Adjusted Diluted Earnings Attributable to Chord Per Share

Adjusted Net Income Attributable to Chord and Adjusted Diluted Earnings Attributable to Chord Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income Attributable to Chord as net income attributable to Chord after adjusting for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, non-cash changes in the fair value of the Company’s investment in an unconsolidated affiliate, impairment and other similar non-cash charges, (2) merger costs and (3) the impact of taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income Attributable to Chord is not a measure of net income as determined by GAAP.

The Company calculates earnings per share under the two-class method in accordance with GAAP. The two-class method is an earnings allocation formula that computes earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Adjusted Diluted Earnings Attributable to Chord Per Share is calculated as (i) Adjusted Net Income Attributable to Chord (ii) less distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of diluted shares outstanding for the periods presented.

The following table presents reconciliations of the GAAP financial measure of net income attributable to Chord to the non-GAAP financial measure of Adjusted Net Income Attributable to Chord and the GAAP financial measure of diluted earnings attributable to Chord per share to the non-GAAP financial measure of Adjusted Diluted Earnings Attributable to Chord Per Share for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In thousands)
Net income attributable to Chord	$301,633	$377,568	$1,023,779	$1,856,159
Net (gain) loss on derivative instruments	(51,935)	79,361	(63,182)	208,128
Realized loss on commodity price derivatives	(50,463)	(129,772)	(256,692)	(561,105)
Net (gain) from investment in unconsolidated affiliate	91	4,612	(21,330)	(34,366)
Distributions from investment in unconsolidated affiliate	2,307	3,266	10,806	43,873
Impairment	—	(1,417)	28,964	(344)
Merger costs(1)	—	13,360	9,701	97,739
(Gain) loss on sale of assets	6,502	(2,272)	2,764	(523,767)
Amortization of deferred financing costs	(610)	1,191	3,023	4,177
Other non-cash adjustments	59	3,273	(1,753)	703
Tax impact(2)	21,250	6,901	67,520	187,403
Other tax adjustments(3)	—	(125,465)	—	(400,823)

Adjusted net income attributable to Chord	228,834	230,606	803,600	877,777
Adjusted net income attributable to Chord from discontinued operations	—	—	—	(6,142)
Distributed and undistributed earnings allocated to participating securities	(842)	(74)	(2,482)	(96)

Adjusted net income from continuing operations attributable to common stockholders	$227,992	$230,532	$801,118	$871,539

Diluted earnings attributable to Chord per share	6.95	$8.64	23.59	$57.55
Net (gain) loss on derivative instruments	(1.20)	1.82	(1.46)	6.45
Realized loss on commodity price derivatives	(1.16)	(2.97)	(5.91)	(17.40)
Net (gain) from investment in unconsolidated affiliate	—	0.11	(0.49)	(1.07)
Distributions from investment in unconsolidated affiliate	0.05	0.07	0.25	1.36
Impairment	—	(0.03)	0.67	(0.01)
Merger costs(1)	—	0.31	0.22	3.03
(Gain) loss on sale of assets	0.15	(0.05)	0.06	(16.24)
Amortization of deferred financing costs	(0.01)	0.03	0.07	0.13

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In thousands)
Other non-cash adjustments	—	0.06	(0.04)	0.04
Tax impact(2)	0.49	0.16	1.56	5.81
Other tax adjustments(3)	—	(2.87)	—	(12.43)

Adjusted Diluted Earnings Attributable to Chord Per Share	5.27	5.28	18.52	27.22
Less: Adjusted Diluted Earnings From Discontinued Operations Attributable to Chord Per Share	—	—	—	(0.19)
Less: Distributed and undistributed earnings allocated to participating securities	(0.02)	—	(0.06)	—

Adjusted Diluted Earnings From Continuing Operations Attributable to Chord Per Share	$5.25	$5.28	$18.46	$27.03

Diluted weighted average shares outstanding	43,378	43,667	43,398	32,251
Effective tax rate applicable to adjustment items(2)	22.6%	24.3%	23.5%	24.4%

(1)	Includes costs directly attributable to the merger of equals with Whiting for the year ended December 31, 2023 and 2022.
(2)	The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.
(3)

Other tax adjustments relate to the change in the deferred tax asset valuation allowance, which was adjusted to reflect the tax impact of the other adjustments using an assumed effective tax rate that excludes its impact.